SMITH BARNEY FUNDS, INC.
Large Cap Value Fund
U.S. Government Securities Fund
Short-Term Investment Grade Bond Fund


Sub-Item 77I

Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statements of Additional Information dated
January 21, 2004 filed on January 21, 2004.
(Accession No. 0001193125-04-006541)

Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statements of Additional Information dated
April 29, 2004 filed on April 29, 2004.
(Accession No. 0001193125-04-073657)